Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated October 2, 2019, relating to the financial statements of Stitch Fix, Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Stitch Fix, Inc. for the year ended August 3, 2019.

/s/ Deloitte & Touche LLP

San Francisco, California
August 14, 2020